                                                                    Exhibit 23.2





                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) covering the registration of 4,000,000 shares of common stock of Capital Cities/ABC, Inc. under the Employee Stock Purchase Plan of
Capital Cities/ABC, Inc. of our report dated February 28, 1995, with respect to the consolidated financial statements and schedule of Capital Cities/ABC,Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

March 20, 1995
New York, New York